UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 2, 2022

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

california	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPSS	The Nasdaq Stock Market LLC (Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2022, Consumer Portfolio Services, Inc. (the “Company”) appointed Michael T. Lavin as its President. Mr. Lavin, 50, has been the Company’s Chief Legal Officer since March 2014 and Chief Operating Officer since February 2019 and continues in those roles. Previously, he was the Company’s Executive Vice President since March 2014, Senior Vice President – General Counsel since March 2013, Senior Vice President and Corporate Counsel since May 2009, and Vice President – Legal since joining the Company in November of 2001.

On December 2, 2022, Charles E. Bradley stepped down as President. Mr. Bradley will remain Chief Executive Officer of the Company and Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: December 8, 2022	By:	/s/ Denesh Bharwani
Denesh Bharwani Chief Financial Officer/Senior Vice President Signing on behalf of the registrant

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